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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 5, 2004

IMC Global Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9759 (Commission File Number)	36-3492467 (I.R.S. Employer Identification No.)
100 South Saunders Road Lake Forest, Illinois 60045 (847) 739-1200

(Address and telephone number, including area code, of principal executive offices)

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Item 7.    Financial Statements and Exhibits.

The exhibit listed in the Exhibit Index hereto is furnished as part of this report pursuant to the requirements of Item 12 of Form 8-K.

Item 12.  Results of Operations and Financial Condition.

On February 5, 2004, the Company issued the press release attached as Exhibit 99 hereto reporting, among other things, preliminary results for its fiscal quarter ended December 31, 2003.

Non-GAAP Financial Measure

On page 5 of the fourth quarter press release, under the heading 'Observations and Outlook,' a non-GAAP financial measure of a fourth quarter loss from continuing operations of (before several gains and an unfavorable non-cash foreign currency transaction loss) $0.09 per diluted share was included.  The following table reconciles the non-GAAP measure of $0.09 loss per share from continuing operations to the GAAP measure of $0.02 loss per diluted share from continuing operations:

Non-GAAP loss per share as discussed in press release	$ (0.09)
Gain from Port Sutton marine terminal sale	0.06
Gain from Compass Mineral International stock sale	0.11
Non-cash foreign currency transaction loss	(0.10)
GAAP loss per share as reported on statement of operations	$ (0.02)

Management believes that such a non-GAAP amount is useful to IMC's investors regarding the Company's results from continuing operations as it discloses and quantifies the fourth quarter results without the impact of gains realized from certain fourth quarter transactions, specified in the table above as well as outlined within the parenthetical text of the press release itself.  Management also believes that earnings per share before the impact of foreign currency transaction loss is an important measure as it allows an assessment of operating performance before the non-cash impact of the fluctuation position of the U.S. dollar versus the Canadian dollar, which is beyond the Company's control and permits a comparison of operating results between periods.

Management chose to include the results from continuing operations without the above outlined items, as supplemental information.  Moreover, this reconciles back to the previous guidance provided by the Company related to the fourth quarter results.  Management utilizes the earnings per share information excluding these events to assess performance of operations on a normalized basis.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC Global Inc.
J. Reid Porter J. Reid Porter Executive Vice President and Chief Financial Officer

Date:  February 12, 2004

Exhibit Index

Exhibit No.

Description

		Incorporated Herein by Reference to	Filed with Electronic Submission
99	Press release issued February 5, 2004		X